UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 23, 2021

Avinger, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36817	20-8873453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chesapeake Drive
Redwood City, California 94063
(Address of principal executive offices, including zip code)

(650) 241-7900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	AVGR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities

The Certificate of Designation of Preferences, Rights and Limitations (the “Certificate of Designation”) of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) of Avinger, Inc. (the “Company”) entitles the holders of Series A Preferred Stock to dividends (the “Preferred Dividend”) at a rate of 8% of $1,000 per annum, compounded annually. The Certificate of Designation allows the Company to pay the Preferred Dividends by issuing and delivering fully paid and nonassessable shares of Series A Preferred Stock. Accordingly, on December 23, 2021, the Board of Directors of the Company declared a Preferred Dividend on the Series A Preferred Stock of an aggregate of 4,175 shares of Series A Preferred Stock to pay the Preferred Dividend to the holders of record of Series A Preferred Stock as of December 23, 2021. The Company expects that the Preferred Dividend will be paid on December 29, 2021.

The Series A preferred stock will only be convertible into common stock following such time as the Company’s stockholders have approved an amended and restated certificate of incorporation that authorizes at least 125 million shares of common stock. Unless and until such an approval is received, the Series A preferred stock will not be convertible into common stock. If the Series A Preferred Stock becomes convertible into common stock, it will be convertible into that number of shares of common stock of the Company determined by dividing $1,000 by the conversion price of $20.00, subject to certain anti-dilution protections and beneficial ownership limitations.

The Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506 of Regulation D of the Securities Act of 1933, as amended, in connection with the distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVINGER, INC.

Date: December 27, 2021	By:	/s/ Mark Weinswig
Mark Weinswig Chief Financial Officer